UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2015

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 34th Floor New York, NY 10004
(Address, including zip code, of Principal Executive Offices)
(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors; Appointment of Certain Officers; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Malik Franklin

On January 6, 2016, Malik Franklin was appointed as Chief Financial Officer of First Capital Real Estate Trust Incorporated (the “Company”) and First Capital Real Estate Advisors, LP (the “Advisor”). There are no related party transactions involving Mr. Franklin that are reportable under Item 404(a) of Regulation S-K. Mr. Franklin replaces Roger F. Leibowitz who resigned as Chief Financial Officer of the Company and the Advisor effective January 6, 2016. Mr. Leibowitz’s resignation was not due to any disagreement with the Company.

Mr. Franklin, 43, has over 18 years of finance, investment banking and consulting experience. From November 2012 to September 2015, Mr. Franklin served as a Managing Director and Partner at Northbridge Partners, an investment, advisory, brokerage services firm, where he has served as the lead underwriter for asset acquisitions, provided investment advisory and commercial brokerage services for clients and managed many of the firm’s equity capital partnerships. From April 2015 to September 2015, Mr. Franklin also served as a Managing Partner at OakBrook LLC, an investment and development firm focused on multifamily projects in Oakland, CA. From March 2010 to November 2012, Mr. Franklin worked as a Vice President and Director of Real Estate Investment Banking at RBC Capital Markets, LLC in New York, where he was involved in the execution of over $4 billion of capital raising and M&A transactions for public and private real estate companies. From August 2005 to January 2009, Mr. Franklin worked as an Associate and Vice President of Real Estate Investment Banking at Banc of America Securities LLC in San Francisco where he was involved in the execution of over $5 billion of capital raising and M&A transactions for public and private real estate companies. During his career, Mr. Franklin has also worked as an investment banker at Wit Capital/SoundView Technology Group, Salomon Smith Barney, and provided financial and M&A consulting services to companies in the real estate and technology sectors.

Mr. Franklin received his MBA from The Tuck School of Business at Dartmouth in 2005 and a BA in computer science and economics from Dartmouth College in 1995.

Item 8.01. Other Events

On December 31, 2015, the Company notified RREAF Holdings, LLC (“RREAF”) of its intention not to move forward with the acquisition of twelve limited service properties located in Texas and New Mexico (the “RREAF Portfolio”) as a result of RREAF’s inability to procure all necessary approvals from its lenders, investors and the Bankruptcy court for the acquisition of the RREAF Portfolio. As a result the RREAF Portfolio will not be acquired by the Company. The Advisor will return all acquisition fees paid in connection with the proposed acquisition of the RREAF Portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: January 7, 2016	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer